Exhibit 10.2

WAIVER

TO:	GOLDMINING INC. (“GMI”)

AND TO:	U.S. GOLDMINING INC. (“USGMI”)

FROM:	TIM SMITH

RE:	BRI Option Waiver

Reference is made to the amended and restated executive employment agreement dated August 4, 2022 between Tim Smith (the “Executive”) and GMI (the “Amended and Restated Agreement”), amending and restating an executive employment agreement dated March 8, 2022. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Amended and Restated Agreement.

WHEREAS:

A.	Pursuant to the Amended and Restated Agreement the Executive accepted the positions of, and agreed to serve as, Vice President of Exploration to GMI and Chief Executive Officer to BRI Alaska Corp. (now U.S. GoldMining Inc.) in consideration for, among other things, the grant of 10,000 BRI Options; and

B.	On September 23, 2022, USGMI awarded to the Executive 50,000 newly issued shares of common stock in the capital of USGMI as restricted stock under USGMI’s Equity Incentive Plan dated September 23, 2022.

FOR GOOD AND VALUABLE CONSIDERATION THE UNDERSIGNED EXECUTIVE HEREBY expressly waives the requirement in Section 3.2 of the Amended and Restated Agreement that USGMI shall, and that GMI shall cause USGMI to, grant the Executive the BRI Options.

DATED this _26th___day of ____September________________, 2022.

/s/ Tim Smith
TIM SMITH